UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2008
Analog Devices, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

One Technology Way, Norwood, MA	02062

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 329-4700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-3.1 Articles of Amendment to Articles of Organization
Ex-10.1 Amended and Restated Deferred Compensation Plan
Ex-10.3 Form of Amendment to Employee Retention Agreement

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Deferred Compensation Plan Amendment
On December 3, 2008, the Compensation Committee of our Board of Directors approved certain amendments to our Amended and Restated Deferred Compensation Plan, effective as of January 1, 2009. Our directors and senior level employees, including our Named Executive Officers, are eligible to participate in the Deferred Compensation Plan. The Deferred Compensation Plan was amended primarily to bring it into compliance with Section 409A of the Internal Revenue Code and regulations promulgated thereunder, and to permit a special 2008 transition distribution election as permitted by IRS Notice 2007-86, issued in connection with Section 409A.
The foregoing description of the Amended and Restated Deferred Compensation Plan does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Deferred Compensation Plan filed as Exhibit 10.1 of this Report and incorporated herein by reference.
Amendment to Employee Retention Agreements
The Compensation Committee of our Board of Directors has also approved an amendment to our outstanding Employee Retention Agreements, as required to bring them into compliance with Section 409A of the Internal Revenue Code and regulations promulgated thereunder.
We enter into Employee Retention Agreements with each of our executive officers (including our Named Executive Officers) and other key employees providing for severance benefits in the event of termination within 24 months following a change in control (as defined in each agreement) that was approved by the Board of Directors. The Employee Retention Agreements also provide for severance benefits if (1) we terminate the employee (other than termination for “cause”), or (2) the employee terminates his or her employment for “good reason” (as defined in each agreement) within 24 months after a change in control (as defined in each agreement) that was approved by the Board of Directors. The Employee Retention Agreements also provide for severance benefits if an employee is terminated (other than for “cause”) within 12 months after a change in control that was not approved by the Board of Directors. The Employee Retention Agreements do not provide for severance benefits in the event of an employee’s death or disability. They provide for the following severance benefits: (1) a lump-sum payment equal to 200% (299% in the case of executive officers) of the sum of the employee’s annual base salary plus the total cash bonuses paid or awarded to him or her in the four fiscal quarters preceding his or her termination, and (2) the continuation of life, disability, dental, accident and group health insurance benefits for a period of 24 months.
The foregoing description of the Employee Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Employee Retention Agreement, as amended, incorporated by reference in this Report, and the Form of Amendment to Employee Retention Agreement, filed as Exhibit 10.3 of this Report and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 3, 2008, the Company’s Board of Directors approved the filing of Articles of Amendment to the Company’s Articles of Organization eliminating from the Company’s Articles of Organization all references to the Series A Junior Participating Preferred Stock, which had previously been designated. On December 8, 2008, the Company filed such Articles of Amendment with the Secretary of State of the Commonwealth of Massachusetts. A copy of the Articles of Amendment, which became effective at 3:49 p.m. on December 8, 2008, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Organization of Analog Devices, Inc.

10.1	Analog Devices, Inc. Amended and Restated Deferred Compensation Plan

10.2*	Form of Employee Retention Agreement, as amended, filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended November 1, 1997 (File No. 1-7819) as filed with the Commission on January 28, 1998 and incorporated herein by reference.

10.3	Form of Amendment to Employee Retention Agreement.

*	Previously filed

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2008	ANALOG DEVICES, INC.
	By:	/s/ Margaret K. Seif
Margaret K. Seif
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to Articles of Organization of Analog Devices, Inc.

10.1	Analog Devices, Inc. Amended and Restated Deferred Compensation Plan

10.2*	Form of Employee Retention Agreement, as amended, filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended November 1, 1997 (File No. 1-7819) as filed with the Commission on January 28, 1998 and incorporated herein by reference.

10.3	Form of Amendment to Employee Retention Agreement.

*	Previously filed